UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2022

LiqTech International, Inc.
(Exact name of registrant as specified in charter)

Nevada	001-36210	20-1431677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of principal executive offices)

+45 3131 5941
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LIQT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the  Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (this “Amendment”) to the Current Report on Form 8-K filed by LiqTech International, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on March 18, 2022 (the “Original Report”), regarding the appointment of Alexander Buehler as the Company’s Interim Chief Executive Officer. This Amendment updates certain disclosures in the Original Report to provide information relating to Mr. Buehler’s compensation, which was determined after the filing of the Original Report. Except as set forth herein, this Amendment does not amend, modify or update the disclosure contained in the Original Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Interim Chief Executive Officer Compensation

As previously disclosed, the Company’s board of directors (the “Board”) appointed Alexander J. Buehler, a member of the Company’s Board, to act as Interim Chief Executive Officer effective March 17, 2022. In respect of his additional responsibilities as the Company’s Interim Chief Executive Officer, on March 22, 2022, the compensation committee of the Board approved the following compensation arrangements for Mr. Buehler during his service as Interim Chief Executive Officer:

(a) Total Base Salary. From March 17, 2022 until the last day of his service as Interim Chief Executive Officer, Mr. Buehler will be paid, in accordance with usual payroll practices, a base salary of equal to $415,000 per annum; and

(b) Equity Grant. In addition, Mr. Buehler will be granted on his last day of service as Interim Chief Executive Officer, $17,957 of restricted shares of the Company’s common stock for each week of service (a total of $933,750 annualized), all of which shall vest on January 1, 2023. The number of restricted shares to be granted will be determined on Mr. Buehler’s last day of service as Interim Chief Executive Officer and will be calculated based on the closing sale price of the Company’s common stock on the NASDAQ Stock Market on March 29, 2022.

Mr. Buehler will also be reimbursed for all reasonable and customary travel, entertainment or extraordinary expenses that may arise in connection with his service as Interim Chief Executive Officer. He will also be entitled to tax equalization to minimize the effect of dual taxation by Denmark and the U.S. federal and state governments.

As Mr. Buehler is now an employee director, he will not be paid for his services as a member of the Board for so long as he remains an employee.

The above description of the compensation arrangements between the Company and Mr. Buehler are qualified in their entirety by reference to the full text of the Interim CEO Agreement made between Alexander Buehler and the Company, which is filed as Exhibit 10.1 to this Current Report on Form 8-K/A, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title or Description

10.1	Interim CEO Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

LIQTECH INTERNATIONAL, INC.

Date: March 28, 2022	/s/Simon Stadil
Simon Stadil
Chief Financial Officer